ALEXANDER & BALDWIN

PARTNERS FOR HAWAI'I

SUPPLEMENTAL INFORMATION

AS OF AND FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2021

WHOLE FOODS MARKET
ALEX LISTED NYSE

PREMIER HAWAI'I REAL ESTATE COMPANY

ALEXANDERBALDWIN.COM

Alexander & Baldwin, Inc.

Forward-Looking Statements
Statements in this Supplemental Information document that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding possible or assumed future results of operations, business strategies, growth opportunities and competitive positions, as well as the rapidly changing challenges with, and the Company's plans and responses to, the coronavirus pandemic ("COVID-19") and related economic disruptions. Such forward-looking statements speak only as of the date the statements were made and are not guarantees of future performance. Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from those expressed in or implied by the forward-looking statements. These factors include, but are not limited to, prevailing market conditions and other factors related to the Company's REIT status and the Company's business, risks associated with COVID-19 and its impact on the Company's businesses, results of operations, liquidity and financial condition, the evaluation of alternatives by the Company related to its materials and construction business, and the risk factors discussed in the Company's most recent Form 10-K, Form 10-Q and other filings with the Securities and Exchange Commission (“SEC”). The information in this Supplemental Information document should be evaluated in light of these important risk factors. We do not undertake any obligation to update the Company's forward-looking statements.
Basis of Presentation
The information contained in this Supplemental Information document does not purport to disclose all items required by accounting principles generally accepted in the United States of America (GAAP).

Company Overview

Alexander & Baldwin, Inc.
Company Overview
Company Profile

Alexander & Baldwin, Inc. ("A&B" or the "Company") is a fully integrated real estate investment trust ("REIT") headquartered in Honolulu, Hawai‘i. The Company has a history of over 150 years of being an integral piece of Hawai‘i and its economy making it uniquely qualified to create value for shareholders through strategy focused on asset management and growth primarily in its commercial real estate holdings in Hawai‘i.

The Company operates in three reportable segments: Commercial Real Estate ("CRE"); Land Operations; and Materials & Construction ("M&C") and is composed` of the following as of December 31, 2021:

•A commercial real estate portfolio composed of 3.9 million square feet of improved properties and 143.4 acres of ground leases throughout the Hawaiian islands, including 2.5 million square feet of largely grocery/drugstore-anchored retail centers;
•Approximately 26,000 acres of landholdings across its three segments, including development-for-hold and development-for-sale activities in select Hawai‘i locations; and
•Materials & Construction operations primarily through its wholly-owned subsidiary, Grace Pacific LLC ("Grace Pacific").

Throughout this Supplemental Information document, references to "we," "our," "us" and "our Company" refer to Alexander & Baldwin, Inc., together with its consolidated subsidiaries.

Executive Officers

Christopher Benjamin	Brett Brown
President & Chief Executive Officer	Executive Vice President & Chief Financial Officer

Lance Parker	Meredith Ching
Executive Vice President & Chief Operating Officer	Executive Vice President, External Affairs

Jerrod Schreck
President, Grace Pacific

Contact Information	Equity Research

Corporate Headquarters	Evercore ISI
822 Bishop Street	Sheila McGrath
Honolulu, HI 96813	(212) 497-0882
sheila.mcgrath@evercoreisi.com
Investor Relations
Brett Brown	Sidoti & Company, LLC
Executive Vice President & Chief Financial Officer	Marla Backer
(808) 525-8475	(212) 894-3316
investorrelations@abhi.com	mbacker@sidoti.com

Transfer Agent & Registrar	Piper Sandler & Co.
Computershare	Alexander Goldfarb
P.O. Box 505000	(212) 466-7937
Louisville, KY 40233-5000	alexander.goldfarb@psc.com
(866) 442-6551
Other Company Information
Overnight Correspondence
Computershare	Stock exchange listing:	NYSE: ALEX
462 South 4th Street, Suite 1600	Corporate website:	www.alexanderbaldwin.com
Louisville, KY 40202	Grace Pacific website:	www.gracepacific.com
	Market capitalization at December 31, 2021:	$1.8	B
Shareholder website: www.computershare.com/investor	3-month average trading volume:	294K
Online inquiries: www-us.computershare.com/investor/contact	Independent auditors:	Deloitte & Touche LLP

Alexander & Baldwin, Inc.
Company Overview
Glossary of Terms

ABR	Annualized Base Rent ("ABR") is the current month's contractual base rent multiplied by 12. Base rent is presented without consideration of percentage rent that may, in some cases, be significant.

Backlog
Backlog represents the total amount of revenue that Grace Pacific, Maui Paving, LLC and Goodfellow Grace Pacific A J.V. expect to realize on contracts awarded. Both Maui Paving and Goodfellow Grace Pacific are 50-percent-owned unconsolidated affiliates. Backlog primarily consists of asphalt paving and, to a lesser extent, Grace Pacific’s consolidated revenue from its construction-and traffic control-related products and services. Backlog includes estimated revenue from the remaining portion of contracts not yet completed, as well as revenue from approved change orders. The length of time that projects remain in backlog can span from a few days for a small volume of work to 36 months, or longer, for large paving contracts and contracts performed in phases. This amount includes opportunity backlog consisting of contracts in which Grace Pacific has been confirmed to be the lowest bidder at the time of this disclosure. Circumstances outside the Company's control such as procurement or technical protests, and/or changes in the availability of project funding, among others, may arise that prevent the finalization of such contracts.

Comparable Lease
Comparable Leases are either renewals (executed for the same units) or new leases (executed for units that have been vacated in the previous 12 months) for comparable space and comparable lease terms. Expansions, contractions and strategic short-term renewals are excluded from the Comparable Lease pool.

CRE Portfolio	Composed of (1) retail, industrial and office improved properties subject to operating leases ("Improved Portfolio") and (2) assets subject to ground leases ("Ground Leases") within the CRE segment.

Debt-service Coverage Ratio
The ratio of Consolidated Adjusted EBITDA to the sum of debt service – which includes interest expense, principal payments for financing leases and term debt, as well as principal amortization of mortgage debt, but excludes balloon payments – for the trailing twelve months.

EBITDA
Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") is calculated on a consolidated basis ("Consolidated EBITDA") by adjusting the Company’s consolidated net income (loss) to exclude the impact of interest expense, income taxes and depreciation and amortization.

EBITDA is calculated for each segment ("Segment EBITDA" or "Commercial Real Estate EBITDA," "Land Operations EBITDA" and "Materials & Construction EBITDA") by adjusting segment operating profit (which excludes interest expense and income taxes) to add back depreciation and amortization recorded at the respective segment.

FFO
Funds From Operations ("FFO") is presented by the Company as a widely used non-GAAP measure of operating performance for real estate companies. FFO is defined by the National Association of Real Estate Investment Trusts ("Nareit") December 2018 Financial Standards White Paper as follows: net income (calculated in accordance with GAAP), excluding (1) depreciation and amortization related to real estate, (2) gains and losses from the sale of certain real estate assets, (3) gains and losses from change in control and (4) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. The Company presents different forms of FFO:

•"Core FFO" represents a non-GAAP measure relevant to the operating performance of the Company's commercial real estate business (i.e., its core business). Core FFO is calculated by adjusting CRE operating profit to exclude items noted above (i.e., depreciation and amortization related to real estate included in CRE operating profit) and to make further adjustments to include expenses not included in CRE operating profit but that are necessary to accurately reflect the operating performance of its core business (i.e., corporate expenses and interest expense attributable to this core business) or to exclude items that are non-recurring, infrequent, unusual and unrelated to the core business operating performance (i.e., not likely to recur within two years or has not occurred within the prior two years).

•FFO represents the Nareit-defined non-GAAP measure for the operating performance of the Company as a whole. The Company's calculation refers to net income (loss) available to A&B common shareholders as its starting point in the calculation of FFO.

The Company presents both non-GAAP measures and reconciles each to the most directly-comparable GAAP measure as well as reconciling FFO to Core FFO. The Company's FFO and Core FFO may not be comparable to FFO non-GAAP measures reported by other REITs. These other REITs may not define the term in accordance with the current Nareit definition or may interpret the current Nareit definition differently.

GAAP	Generally accepted accounting principles in the United States of America.

GLA	Gross leaseable area ("GLA") measured in square feet ("SF"). GLA is periodically adjusted based on remeasurement or reconfiguration of space and may change period over period for these remeasurements.

Maintenance Capital Expenditures
As it relates to CRE segment capital expenditures (i.e., capitalizable costs on a cash basis), expenditures necessary to maintain building value, the current income stream and position in the market. Such expenditures may include building/area improvements and tenant space improvements.

Net Debt
Net Debt is calculated by adjusting the Company's total debt to its notional amount (by excluding unamortized premium, discount and capitalized loan fees) and by subtracting cash and cash equivalents recorded in the Company's consolidated balance sheets.

NOI
Net Operating Income ("NOI") represents total Commercial Real Estate contract-based operating revenue that is realizable (i.e., assuming collectability is deemed probable) less the direct property-related operating expenses paid or payable in cash. The calculation of NOI excludes the impact of depreciation and amortization (e.g., depreciation related to capitalized costs for improved properties, other capital expenditures for building/area improvements and tenant space improvements, as well as amortization of leasing commissions); straight-line lease adjustments (including amortization of lease incentives); amortization of favorable/unfavorable lease assets/liabilities; lease termination income; interest and other income (expense), net; selling, general, administrative and other expenses (not directly associated with the property); and impairment of commercial real estate assets.

Occupancy
The Company has historically (through the period ended December 31, 2020) reported occupancy on a physical basis (i.e., based on timing of when the lessee has physical access to the space, henceforth, “Physical Occupancy”). The Company presents two additional types of occupancy ("Leased Occupancy" and "Economic Occupancy").

The Leased Occupancy percentage calculates the square footage leased (i.e., the space has been committed to by a lessee under a signed lease agreement) as a percentage of total available improved property square footage as of the end of the period reported.

The Economic Occupancy percentage calculates the square footage under leases for which the lessee is contractually obligated to make lease-related payments (i.e., subsequent to the rent commencement date) to total available improved property square footage as of the end of the period reported.

Rent Spread	Percentage change in ABR in the first year of a signed lease relative to the ABR in the last year of the prior lease.

Same-Store
The Company reports NOI and Occupancy on a Same-Store basis, which includes the results of properties that were owned and operated for the entirety of the prior calendar year and current reporting period, year-to-date. The Same-Store pool excludes properties under development or redevelopment and also excludes properties acquired or sold during either of the comparable reporting periods. While there is management judgment involved in classifications, new developments and redevelopments are moved into the Same-Store pool after one full calendar year of stabilized operation. Properties included in held for sale are excluded from Same-Store.

Segment (or Consolidated) Adjusted EBITDA
Segment Adjusted EBITDA (or Consolidated Adjusted EBITDA) is calculated by adjusting Segment EBITDA (or Consolidated EBITDA) for items identified as non-recurring, infrequent or unusual that are not expected to recur in the segment’s normal operations (or in the Company’s core business). Segment Adjusted EBITDA may also be referred to as CRE Adjusted EBITDA, Land Operations Adjusted EBITDA or M&C Adjusted EBITDA (when applicable). In addition to the aforementioned adjustments, the Company further adjusts Materials & Construction EBITDA to exclude income attributable to noncontrolling interests as presented in its consolidated statements of operations to arrive at M&C Adjusted EBITDA.

Stabilization	New developments and redevelopments are generally considered stabilized upon the initial attainment of 90% occupancy.

Straight-line Rent	Non-cash revenue related to a GAAP requirement to average tenant rents over the life of the lease, regardless of the actual cash collected in the reporting period.

TTM	Trailing twelve months.

Year Built	Year of most recent repositioning/redevelopment or year built if no repositioning/redevelopment has occurred.

Alexander & Baldwin, Inc.
Company Overview
Statement on Management's Use of Non-GAAP Financial Measures

The Company presents the following non-GAAP financial measures in this Supplemental Information document:

•Consolidated EBITDA
•Consolidated Adjusted EBITDA
•FFO
•Core FFO
•Commercial Real Estate NOI and Same-Store NOI
•Commercial Real Estate EBITDA
•Land Operations EBITDA
•Materials & Construction EBITDA and M&C Adjusted EBITDA

The Company uses non-GAAP measures when evaluating operating performance because management believes that they provide additional insight into the Company's and segments' core operating results, and/or the underlying business trends affecting performance on a consistent and comparable basis from period to period. These measures generally are provided to investors as an additional means of evaluating the performance of ongoing core operations. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for or superior to, financial measures calculated in accordance with GAAP.

The Company may report various forms of EBITDA (e.g., Segment EBITDA — also referred to as Commercial Real Estate EBITDA, Land Operations EBITDA and Materials & Construction EBITDA — and Consolidated EBITDA) as non-GAAP measures used by the Company in evaluating the segments' and Company's operating performance on a consistent and comparable basis from period to period. The Company provides this information to investors as an additional means of evaluating the performance of the segments' and Company’s ongoing operations.

The Company also adjusts Segment EBITDA or Consolidated EBITDA to arrive at Segment Adjusted EBITDA or Consolidated Adjusted EBITDA for items identified as non-recurring, infrequent or unusual that are not expected to recur in the segment’s normal operations (or in the Company’s core business). Segment Adjusted EBITDA may also be referred to as CRE Adjusted EBITDA, Land Operations Adjusted EBITDA or M&C Adjusted EBITDA (when applicable). In addition to the aforementioned adjustments, the Company further adjusts Materials & Construction EBITDA to exclude income attributable to noncontrolling interests as presented in its consolidated statements of operations to arrive at M&C Adjusted EBITDA.

As illustrative examples, the Company has historically identified non-cash long-lived asset impairments recorded in different businesses within the M&C segment and the other-than-temporary impairment related to the Company’s main land development joint venture in Kukui‘ula as non-recurring, infrequent or unusual items that are not expected to recur in the segment’s normal operations (or in the Company’s core business). By excluding these items from Segment EBITDA and Consolidated EBITDA to arrive at Segment Adjusted EBITDA or Consolidated Adjusted EBITDA, the Company believes it provides meaningful supplemental information about its core operating performance and facilitates comparisons to historical operating results. Such non-GAAP measures should not be viewed as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

FFO is presented by the Company as a widely used non-GAAP measure of operating performance for real estate companies. The Company believes that, subject to the following limitations, FFO provides a supplemental measure to net income (calculated in accordance with GAAP) for comparing its performance and operations to those of other REITs. FFO does not represent an alternative to net income calculated in accordance with GAAP. In addition, FFO does not represent cash generated from operating activities in accordance with GAAP, nor does it represent cash available to pay distributions and should not be considered as an alternative to cash flow from operating activities, determined in accordance with GAAP, as a measure of the Company’s liquidity. The Company presents different forms of FFO:

•Core FFO represents a non-GAAP measure relevant to the operating performance of the Company's commercial real estate business (i.e., its core business). Core FFO is calculated by adjusting CRE operating profit to exclude items in a manner consistent with FFO (i.e., depreciation and amortization related to real estate included in CRE operating profit) and to make further adjustments to include expenses not included in CRE operating profit but that are necessary to accurately reflect the operating performance of its core business (i.e., corporate expenses and interest expense attributable to this core business) or to exclude items that are non-recurring, infrequent, unusual and unrelated to the core business operating performance (i.e., not likely to recur within two years or has not occurred within the prior two years). The Company believes such adjustments facilitate the comparable measurement of the Company's core operating performance over time. The Company believes that Core FFO, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess and compare the operating performance of REITs.

•FFO represents the Nareit-defined non-GAAP measure for the operating performance of the Company as a whole. The Company's calculation refers to net income (loss) available to A&B common shareholders as its starting point in the calculation of FFO.

The Company presents both non-GAAP measures and reconciles each to the most directly-comparable GAAP measure as well as reconciling FFO to Core FFO. The Company's FFO and Core FFO may not be comparable to FFO non-GAAP measures reported by other REITs. These other REITs may not define the term in accordance with the current Nareit definition or may interpret the current Nareit definition differently.
NOI is a non-GAAP measure used internally in evaluating the unlevered performance of the Company's Commercial Real Estate portfolio. The Company believes NOI provides useful information to investors regarding the Company's financial condition and results of operations because it reflects only the contract-based income and cash-based expense items that are incurred at the property level. When compared across periods, NOI can be used to determine trends in earnings of the Company's properties as this measure is not affected by non-contract-based revenue (e.g., straight-line lease adjustments required under GAAP); by non-cash expense recognition items (e.g., the impact of depreciation and amortization expense or impairments); or by other expenses or gains or losses that do not directly relate to the Company's ownership and operations of the properties (e.g., indirect selling, general, administrative and other expenses, as well as lease termination income). The Company believes the exclusion of these items from operating profit (loss) is useful because the resulting measure captures the contract-based revenue that is realizable (i.e., assuming collectability is deemed probable) and the direct property-related expenses paid or payable in cash that are incurred in operating the Company's Commercial Real Estate portfolio, as well as trends in occupancy rates, rental rates and operating costs. NOI should not be viewed as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The Company reports NOI and Occupancy on a Same-Store basis, which includes the results of properties that were owned and operated for the entirety of the prior calendar year and current reporting period, year-to-date. The Company believes that reporting on a Same-Store basis provides investors with additional information regarding the operating performance of comparable assets separate from other factors (such as the effect of developments, redevelopments, acquisitions or dispositions).

The calculations of these financial measures are described in the Glossary of Terms of this Supplemental Information document. To emphasize, the Company's methods of calculating non-GAAP measures may differ from methods employed by other companies and thus may not be comparable to such other companies.

Required reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP are set forth in the following tables of this Supplemental Information document:

•Refer to Table 7 – Consolidated Metrics for a reconciliation of consolidated net income to Consolidated EBITDA and Consolidated Adjusted EBITDA, a reconciliation of consolidated net income (loss) available to A&B common shareholders to FFO and Core FFO, as well as a reconciliation of Commercial Real Estate operating profit to Core FFO.
•Refer to Table 8 – CRE Metrics for a reconciliation of Commercial Real Estate operating profit to NOI and Same-Store NOI and a reconciliation of Commercial Real Estate operating profit to Commercial Real Estate EBITDA.
•Refer to Table 18 – Statement of Operating Profit and EBITDA for a reconciliation of Land Operations operating profit to Land Operations EBITDA.
•Refer to Table 21 – Statement of Operating Profit, EBITDA and Adjusted EBITDA for a reconciliation of Materials & Construction operating profit to Materials & Construction EBITDA and M&C Adjusted EBITDA.

Financial Summary

Alexander & Baldwin, Inc.
Financial Summary
Table 1 – Consolidated Balance Sheets

(amounts in millions; unaudited)

	December 31,
	2021	2020
ASSETS
Real estate investments
Real estate property	$1,588.2	$1,549.7
Accumulated depreciation	(180.5)	(154.4)
Real estate property, net	1,407.7	1,395.3
Real estate developments	65.0	75.7
Investments in real estate joint ventures and partnerships	8.8	134.1
Real estate intangible assets, net	51.6	61.9
Real estate investments, net	1,533.1	1,667.0
Cash and cash equivalents	70.0	57.2
Restricted cash	1.0	0.2
Accounts receivable and retention, net	28.9	43.5
Inventories	20.3	18.4
Other property, net	83.5	110.8
Operating lease right-of-use assets	20.1	18.6
Goodwill	8.7	10.5
Other receivables, net	11.6	14.2
Prepaid expenses and other assets	102.6	95.6
Total assets	$1,879.8	$2,036.0

LIABILITIES AND EQUITY
Liabilities:
Notes payable and other debt	$532.7	$687.1
Accounts payable	9.9	9.8
Operating lease liabilities	19.4	18.4
Accrued pension and post-retirement benefits	56.3	34.7
Deferred revenue	68.5	66.9
Accrued and other liabilities	119.5	116.5
Total liabilities	806.3	933.4
Commitments and Contingencies
Redeemable Noncontrolling Interest	6.9	6.5
Equity:
Common stock - no par value; authorized, 150.0 million shares; outstanding 72.5 million and 72.4 million shares as of December 31, 2021 and 2020, respectively	1,810.5	1,805.5
Accumulated other comprehensive income (loss)	(80.7)	(60.0)
Distributions in excess of accumulated earnings	(663.2)	(649.4)
Total A&B shareholders' equity	1,066.6	1,096.1
Total liabilities and equity	$1,879.8	$2,036.0

Alexander & Baldwin, Inc.
Financial Summary
Table 2 – Consolidated Statements of Operations

(amounts in millions, except per share data; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Operating Revenue:
Commercial Real Estate	$46.0	$36.9	$173.2	$150.0
Land Operations	41.4	11.2	79.9	38.7
Materials & Construction	37.3	24.7	126.2	116.6
Total operating revenue	124.7	72.8	379.3	305.3
Operating Costs and Expenses:
Cost of Commercial Real Estate	25.0	23.8	96.0	95.6
Cost of Land Operations	15.8	7.3	39.2	31.1
Cost of Materials & Construction	34.7	23.4	118.9	106.8
Selling, general and administrative	14.7	11.6	51.9	46.1
Impairment of assets	26.1	—	26.1	5.6
Total operating costs and expenses	116.3	66.1	332.1	285.2
Gain (loss) on disposal of commercial real estate properties, net	2.6	—	2.8	0.5
Gain (loss) on disposal of non-core assets, net	—	0.1	0.2	9.1
Total gain (loss) on disposal of assets, net	2.6	0.1	3.0	9.6
Operating Income (Loss)	11.0	6.8	50.2	29.7
Other Income and (Expenses):
Income (loss) related to joint ventures	5.3	0.6	17.5	5.9
Impairment of equity method investment	(2.9)	—	(2.9)	—
Interest and other income (expense), net	(0.6)	0.9	(1.6)	0.3
Interest expense	(6.1)	(7.6)	(26.3)	(30.3)
Income (Loss) from Continuing Operations Before Income Taxes	6.7	0.7	36.9	5.6
Income tax benefit (expense)	0.1	0.4	—	0.4
Income (Loss) from Continuing Operations	6.8	1.1	36.9	6.0
Income (loss) from discontinued operations, net of income taxes	(0.4)	—	(1.1)	(0.8)
Net Income (Loss)	6.4	1.1	35.8	5.2
Loss (income) attributable to noncontrolling interest	(0.1)	—	(0.4)	0.4
Net Income (Loss) Attributable to A&B Shareholders	$6.3	$1.1	$35.4	$5.6

Basic Earnings (Loss) Per Share of Common Stock:
Continuing operations available to A&B shareholders	$0.09	$0.01	$0.50	$0.09
Discontinued operations available to A&B shareholders	(0.01)	—	(0.02)	(0.01)
Net income (loss) available to A&B shareholders	$0.08	$0.01	$0.48	$0.08
Diluted Earnings (Loss) Per Share of Common Stock:
Continuing operations available to A&B shareholders	$0.09	$0.01	$0.50	$0.09
Discontinued operations available to A&B shareholders	(0.01)	—	(0.02)	(0.01)
Net income (loss) available to A&B shareholders	$0.08	$0.01	$0.48	$0.08

Weighted-Average Number of Shares Outstanding:
Basic	72.5	72.4	72.5	72.3
Diluted	72.7	72.5	72.6	72.4

Amounts Available to A&B Common Shareholders:
Continuing operations available to A&B common shareholders	$6.5	$1.0	$36.2	$6.3
Discontinued operations available to A&B common shareholders	(0.4)	—	(1.1)	(0.8)
Net income (loss) available to A&B common shareholders	$6.1	$1.0	$35.1	$5.5

Alexander & Baldwin, Inc.
Financial Summary
Table 3 – Segment Results

(amounts in millions; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Operating Revenue:
Commercial Real Estate	$46.0	$36.9	$173.2	$150.0
Land Operations[1]	41.4	11.2	79.9	38.7
Materials & Construction[1]	37.3	24.7	126.2	116.6
Total operating revenue	124.7	72.8	379.3	305.3
Operating Profit (Loss):
Commercial Real Estate[2]	19.6	11.9	72.6	49.8
Land Operations[1,3]	33.1	3.8	55.4	15.4
Materials & Construction[1,4]	(34.3)	(1.9)	(40.5)	(10.5)
Total operating profit (loss)	18.4	13.8	87.5	54.7
Gain (loss) on disposal of commercial real estate properties, net	2.6	—	2.8	0.5
Interest expense	(6.1)	(7.6)	(26.3)	(30.3)
Corporate and other expense	(8.2)	(5.5)	(27.1)	(19.3)
Income (Loss) from Continuing Operations Before Income Taxes	6.7	0.7	36.9	5.6
Income tax benefit (expense)	0.1	0.4	—	0.4
Income (Loss) from Continuing Operations	6.8	1.1	36.9	6.0
Income (loss) from discontinued operations, net of income taxes	(0.4)	—	(1.1)	(0.8)
Net Income (Loss)	6.4	1.1	35.8	5.2
Loss (income) attributable to noncontrolling interest	(0.1)	—	(0.4)	0.4
Net Income (Loss) Attributable to A&B Shareholders	$6.3	$1.1	$35.4	$5.6
1 As described in the Company’s other filings with the SEC, during the current year, the Company changed the composition of its reportable segments which caused reported amounts (i.e., revenue and operating profit) in the historical period to be reclassified from Land Operations to Materials & Construction. All comparable information for the historical periods has been restated to reflect the impact of these changes.
2 Commercial Real Estate segment operating profit (loss) includes intersegment operating revenue, primarily from the Materials & Construction segment, and is eliminated in the consolidated results of operations.
3 Land Operations segment operating profit (loss) includes equity in earnings (losses) from the Company's various real estate joint ventures and non-cash reductions related to the Company's solar tax equity investments.
4 Materials & Construction segment operating profit (loss) includes impairments related to its long-lived assets, equity method investment, and goodwill.

	December 31,
	2021	2020
Accounts receivable and contracts retention, net by segment:
Commercial Real Estate	$1.6	$5.4
Land Operations	0.6	0.8
Materials & Construction	26.7	37.3
Total	$28.9	$43.5

	December 31,
	2021	2020
Identifiable Assets:
Commercial Real Estate	$1,499.5	$1,499.9
Land Operations	121.0	258.4
Materials & Construction	178.2	211.9
Other	81.1	65.8
Total assets	$1,879.8	$2,036.0

Book value by segment:
Commercial Real Estate	$1,260.3	$1,234.4
Land Operations	20.2	157.7
Materials & Construction[1,2]	132.3	169.9
Other assets and liabilities[3]	(339.3)	(459.4)
Total[4]	$1,073.5	$1,102.6
[1] Such amounts are inclusive of the carrying value of the Company's unconsolidated investment in Pohaku Pa'a LLC, a materials company, which was $23.4 million and $26.7 million as of December 31, 2021 and 2020, respectively.

[2] Excludes redeemable noncontrolling interest of $6.9 million and $6.5 million as of December 31, 2021 and 2020, respectively.
[3] Primarily composed of corporate debt, partially offset by other assets and liabilities, net.
[4] Equals the sum of consolidated total equity and the redeemable noncontrolling interest presented on the consolidated balance sheets.

Alexander & Baldwin, Inc.
Financial Summary
Table 4 – Consolidated Statements of Cash Flows

(amounts in millions; unaudited)

	Year Ended December 31,
	2021	2020
Cash Flows from Operating Activities:
Net income (loss)	$35.8	$5.2
Adjustments to reconcile net income (loss) to net cash provided by (used in) operations:
Depreciation and amortization	50.4	53.3
Loss (gain) from disposals and asset transactions, net	(3.0)	(9.5)
Impairment of assets and equity method investment	29.0	5.6
Share-based compensation expense	5.9	5.8
Equity in (income) loss from affiliates, net of operating cash distributions	(8.6)	(4.8)
Changes in operating assets and liabilities:
Trade, contracts retention, and other contract receivables	4.7	8.8
Inventories	(1.9)	2.1
Prepaid expenses, income tax receivable and other assets	1.3	13.0
Development/other property inventory	8.7	3.6
Accrued pension and post-retirement benefits	(3.0)	2.7
Accounts payable	1.9	(6.2)
Accrued and other liabilities	3.0	(16.5)
Net cash provided by (used in) operations	124.2	63.1

Cash Flows from Investing Activities:
Capital expenditures for acquisitions	(16.9)	—
Capital expenditures for property, plant and equipment	(36.6)	(25.1)
Proceeds from disposal of assets	3.2	27.1
Payments for purchases of investments in affiliates and other investments	(2.7)	(1.0)
Distributions of capital and other receipts from investments in affiliates and other investments	149.5	11.0
Net cash provided by (used in) investing activities	96.5	12.0

Cash Flows from Financing Activities:
Proceeds from issuance of notes payable and other debt	131.0	173.0
Payments of notes payable and other debt and deferred financing costs	(290.2)	(183.0)
Borrowings (payments) on line-of-credit agreement, net	—	(8.7)
Cash dividends paid	(46.6)	(13.8)
Proceeds from issuance (payments for repurchases) of capital stock and other, net	(1.3)	(0.6)
Net cash provided by (used in) financing activities	(207.1)	(33.1)

Cash, Cash Equivalents and Restricted Cash
Net increase (decrease) in cash, cash equivalents and restricted cash	13.6	42.0
Balance, beginning of period	57.4	15.4
Balance, end of period	$71.0	$57.4

Alexander & Baldwin, Inc.
Financial Summary
Table 5 – Debt Summary
As of December 31, 2021

(dollars in millions; unaudited)

					Scheduled principal payments
Debt	Interest Rate (%)	Weighted- average Interest Rate (%)	Maturity Date	Weighted- average Maturity (Years)	2022	2023	2024	2025	2026	Thereafter	Total Principal	(Unamort Debt Issue Costs)/ (Discount) Premium	Total
Secured:
Heavy Equipment Financing	(1)	2.80%	(1)	1.1	1.0	0.7	0.2	—	—	—	1.9	—	1.9
Laulani Village	3.93%	3.93%	2024	2.3	1.2	1.2	57.8	—	—	—	60.2	(0.4)	59.8
Pearl Highlands	4.15%	4.15%	2024	2.9	2.1	2.2	75.1	—	—	—	79.4	0.5	79.9
Manoa Marketplace	(2)	3.14%	2029	6.7	1.7	1.9	1.9	1.9	1.9	47.0	56.3	(0.2)	56.1
Subtotal / Wtd Ave		3.78%		3.8	$6.0	$6.0	$135.0	$1.9	$1.9	$47.0	$197.8	$(0.1)	$197.7
Unsecured:
Series A Note	5.53%	5.53%	2024	1.6	7.1	7.1	7.1	—	—	—	21.3	—	21.3
Series J Note	4.66%	4.66%	2025	3.3	—	—	—	10.0	—	—	10.0	—	10.0
Series B Note	5.55%	5.55%	2026	1.9	9.0	9.0	9.0	16.0	2.0	—	45.0	—	45.0
Series C Note	5.56%	5.56%	2026	3.0	2.0	2.0	2.0	3.0	4.0	—	13.0	—	13.0
Series F Note	4.35%	4.35%	2026	3.1	—	5.5	2.4	3.3	4.0	—	15.2	—	15.2
Series H Note	4.04%	4.04%	2026	4.9	—	—	—	—	50.0	—	50.0	—	50.0
Series K Note	4.81%	4.81%	2027	5.3	—	—	—	—	—	34.5	34.5	(0.1)	34.4
Series G Note	3.88%	3.88%	2027	3.4	6.0	5.0	1.5	6.0	7.0	2.6	28.1	—	28.1
Series L Note	4.89%	4.89%	2028	6.3	—	—	—	—	—	18.0	18.0	—	18.0
Series I Note	4.16%	4.16%	2028	7.0	—	—	—	—	—	25.0	25.0	—	25.0
Term Loan 5	4.30%	4.30%	2029	8.0	—	—	—	—	—	25.0	25.0	—	25.0
Subtotal / Wtd Ave		4.66%		4.4	$24.1	$28.6	$22.0	$38.3	$67.0	$105.1	$285.1	$(0.1)	$285.0
Revolving Credit Facilities:
GLP Asphalt revolving credit facility	(3)	1.85%	2022	—	$—	$—	$—	$—	$—	$—	$—	$—	$—
A&B Revolver	(4)	2.40%	2025	1.3	—	—	—	50.0	—	—	50.0	—	50.0
Subtotal / Wtd Ave		2.40%		3.9	$—	$—	$—	$50.0	$—	$—	$50.0	$—	$50.0
Total / Wtd Ave		4.12%		4.3	$30.1	$34.6	$157.0	$90.2	$68.9	$152.1	$532.9	$(0.2)	$532.7

(1) Loans have a weighted average stated interest rate of approximately 2.80% and stated maturity dates ranging from 2021 to 2024.
(2) Loan has a stated interest rate of LIBOR plus 1.35% but is swapped through maturity to a 3.14% fixed rate.
(3) Loan has a stated interest rate of LIBOR plus 1.75%.
(4) Loan has a stated interest rate of LIBOR plus 1.05%, based on pricing grid. $50 million is swapped through February 2023 to a 2.40% fixed rate.

Alexander & Baldwin, Inc.
Financial Summary
Table 6 – Capitalization & Financial Ratios
As of December 31, 2021

(dollars in millions, except stock price; unaudited)

Debt
Secured debt			$197.7
Unsecured term debt			285.0
Unsecured revolving credit facility			50.0
Total debt (A)			$532.7
Add: Net unamortized deferred financing cost / discount (premium)			0.2
Less: Cash and cash equivalents			(70.0)
Net Debt			$462.9

Market Capitalization	Shares	Stock Price	Market Value
Common stock (NYSE:ALEX)	72,543,060	$25.09	$1,820.1
Total equity market capitalization (B)			$1,820.1

Total Market Capitalization (C) = (A) + (B)			$2,352.8
Total Debt to Total Market Capitalization (A) / (C)			22.6%

Liquidity
Cash on hand			$70.0
Unused committed line of credit			448.9
Total liquidity			$518.9

Financial Ratios
Net Debt to Consolidated Adjusted EBITDA[1]			3.3
Debt-service Coverage Ratio[2]			2.4
Fixed-rate debt to total debt			100.0%
Unencumbered CRE Property Ratio[3]			78.0%
1 Consolidated Adjusted EBITDA for the year ended December 31, 2021 is $141.5 million and is calculated on Table 7.
2 The ratio of Consolidated Adjusted EBITDA ($141.5 million) to the sum of debt service ($59.8 million) – which includes interest expense, principal payments for financing leases and term debt, as well as principal amortization of mortgage debt, but excludes balloon payments – for the trailing twelve months.
3 Measured using gross book value, represents unencumbered CRE property ($1,224.7 million) as a percent of total CRE property ($1,570.6 million).

Alexander & Baldwin, Inc.
Financial Summary
Table 7 – Consolidated Metrics

(amounts in millions, except per share data; unaudited)

Consolidated EBITDA & Consolidated Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net Income (Loss)	$6.4	$1.1	$35.8	$5.2
Adjustments:
Depreciation and amortization	12.7	12.8	50.4	53.3
Interest expense	6.1	7.6	26.3	30.3
Income tax expense (benefit)	(0.1)	(0.4)	—	(0.4)
Consolidated EBITDA	$25.1	$21.1	$112.5	$88.4
Asset impairments related to the Materials & Construction Segment	26.1	—	26.1	5.6
Equity method investment impairment related to the Materials & Construction Segment	2.9	—	2.9	—
Consolidated Adjusted EBITDA	$54.1	$21.1	$141.5	$94.0

Other discrete items impacting the respective periods - income/(loss):
Income (loss) attributable to noncontrolling interest	$0.1	$—	$0.4	$(0.4)
Income (loss) from discontinued operations before interest, income taxes and depreciation and amortization	(0.4)	—	(1.1)	(0.8)
Gain (loss) on disposal of commercial real estate properties, net	2.6	—	2.8	0.5
Gain (loss) on disposal of non-core assets, net	—	0.1	0.2	9.1
Gain (loss) on bulk agricultural land sale	8.8	—	8.8	—

Consolidated SG&A

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Commercial Real Estate	$1.7	$1.9	$6.5	$7.5
Land Operations	1.0	1.3	3.8	4.9
Materials & Construction	3.9	3.0	15.2	15.0
Corporate	8.1	5.4	26.4	18.7
Selling, general and administrative	$14.7	$11.6	$51.9	$46.1

FFO & Core FFO

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net income (loss) available to A&B common shareholders	$6.1	$1.0	$35.1	$5.5
Depreciation and amortization of commercial real estate properties	9.5	9.7	37.7	40.1
Gain on the disposal of commercial real estate properties, net	(2.6)	—	(2.8)	(0.5)
Impairment of CRE assets	—	—	—	—
FFO	$13.0	$10.7	$70.0	$45.1
Exclude items not related to core business:
Land Operations Operating Profit	(33.1)	(3.8)	(55.4)	(15.4)
Materials & Construction Operating (Profit) Loss	34.3	1.9	40.5	10.5
Loss from discontinued operations	0.4	—	1.1	0.8
Income (loss) attributable to noncontrolling interest	0.1	—	0.4	(0.4)
Income tax expense (benefit)	(0.1)	(0.4)	—	(0.4)
Non-core business interest expense	2.9	3.7	12.8	15.0
Core FFO	$17.5	$12.1	$69.4	$55.2

CRE Operating Profit	$19.6	$11.9	$72.6	$49.8
Depreciation and amortization of commercial real estate properties	9.5	9.7	37.7	40.1
Corporate and other expense	(8.2)	(5.5)	(27.1)	(19.3)
Core business interest expense	(3.2)	(3.9)	(13.5)	(15.3)
Distributions to participating securities	(0.2)	(0.1)	(0.3)	(0.1)
Core FFO	$17.5	$12.1	$69.4	$55.2

Net income available to A&B common shareholders per diluted share	$0.08	$0.01	$0.48	$0.08
FFO per diluted share	$0.18	$0.15	$0.96	$0.62
Core FFO per diluted share	$0.24	$0.17	$0.96	$0.76
Weighted average diluted shares outstanding (FFO/Core FFO)[1]	72.7	72.5	72.6	72.4

[1] May differ from figure used in the consolidated statements of operations based on differing dilutive effects for net income (loss) versus FFO/Core FFO.

Other Discrete Items

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Other discrete items impacting the respective periods - income/(loss):
CRE segment straight-line lease adjustments	$1.5	$(0.2)	$4.4	$(1.3)
CRE segment favorable/(unfavorable) lease amortization	$0.4	$0.4	$0.9	$1.2
Consolidated share-based compensation	$(1.5)	$(1.4)	$(5.9)	$(5.8)

CRE segment capital expenditures:
Property acquisitions	$10.8	$—	$10.8	$—
Development and redevelopment	2.1	1.6	16.4	9.7
Building/area improvements (Maintenance Capital Expenditures)	4.7	2.2	9.9	6.0
Tenant space improvements (Maintenance Capital Expenditures)	0.6	1.0	2.5	3.1
Total CRE capital expenditures	$18.2	$4.8	$39.6	$18.8

Leasing commissions paid:	$0.6	$0.3	$1.3	$1.4

Commercial Real Estate

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 8 – CRE Metrics

(amounts in millions; unaudited)

NOI and Same-Store NOI

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Operating Revenue:
Base rental income, net	$31.8	$24.5	$118.4	$97.0
Recoveries from tenants	10.2	8.2	38.3	38.0
Other revenue	4.0	4.2	16.5	15.0
Total Commercial Real Estate operating revenue	$46.0	$36.9	$173.2	$150.0
Operating Costs and Expenses:
Property operations	11.0	9.5	40.1	38.5
Property taxes	4.5	4.6	18.2	17.0
Depreciation and amortization	9.5	9.7	37.7	40.1
Total Commercial Real Estate operating costs and expenses	$25.0	$23.8	$96.0	$95.6
Selling, general and administrative	(1.7)	(1.9)	(6.5)	(7.5)
Intersegment operating revenues[1]	0.3	0.1	1.3	2.0
Interest and other income (expense), net	—	0.6	0.6	0.9
Operating Profit (Loss)	$19.6	$11.9	$72.6	$49.8
Plus: Depreciation and amortization	9.5	9.7	37.7	40.1
Less: Straight-line lease adjustments	(1.5)	0.2	(4.4)	1.3
Less: Favorable/(unfavorable) lease amortization	(0.4)	(0.3)	(0.9)	(1.2)
Less: Termination income	(0.1)	(1.2)	(0.2)	(2.3)
Plus: Other (income)/expense, net	—	(0.6)	(0.6)	(0.9)
Plus: Selling, general, administrative and other expenses	1.7	1.9	6.5	7.5
NOI	$28.8	$21.6	$110.7	$94.3
Less: NOI from acquisitions, dispositions and other adjustments	(0.8)	(0.6)	(2.9)	(2.4)
Same-Store NOI	$28.0	$21.0	$107.8	$91.9

Occupancy:
Leased Occupancy	94.3%	94.3%
Physical Occupancy	93.8%	93.5%
Economic Occupancy	92.2%	92.9%

[1] Primarily intersegment operating revenue (e.g., base rental income and expense recoveries) from leases with entities that are part of Materials & Construction. Such operating revenue (and also the related expense recorded by these entities in other segments) is eliminated in the consolidated results of operations.

Other Discrete Items

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
CRE segment capital expenditures:
Property acquisitions	$10.8	$—	$10.8	$—
Development and redevelopment	2.1	1.6	16.4	9.7
Building/area improvements (Maintenance Capital Expenditures)	4.7	2.2	9.9	6.0
Tenant space improvements (Maintenance Capital Expenditures)	0.6	1.0	2.5	3.1
Total CRE capital expenditures	$18.2	$4.8	$39.6	$18.8

Leasing commissions paid:	$0.6	$0.3	$1.3	$1.4

Commercial Real Estate EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Commercial Real Estate Operating Profit (Loss)	$19.6	$11.9	$72.6	$49.8
Depreciation and amortization	9.5	9.7	37.7	40.1
Commercial Real Estate EBITDA	$29.1	$21.6	$110.3	$89.9

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 9 – Occupancy

(unaudited)

Leased Occupancy
	As of December 31, 2021	As of December 31, 2020	Basis Point Change
Retail	93.1%	92.3%	80
Industrial	97.0%	98.6%	(160)
Office	91.5%	93.0%	(150)
Total Leased Occupancy	94.3%	94.3%	—

Economic Occupancy
	As of December 31, 2021	As of December 31, 2020	Basis Point Change
Retail	89.9%	90.4%	(50)
Industrial	97.0%	98.1%	(110)
Office	90.0%	90.8%	(80)
Total Economic Occupancy	92.2%	92.9%	(70)

Same-Store Leased Occupancy
	As of December 31, 2021	As of December 31, 2020	Basis Point Change
Retail	93.0%	92.2%	80
Industrial	96.9%	98.6%	(170)
Office	91.5%	93.0%	(150)
Total Same-Store Leased Occupancy	94.2%	94.3%	(10)

Same-Store Economic Occupancy
	As of December 31, 2021	As of December 31, 2020	Basis Point Change
Retail	90.0%	90.6%	(60)
Industrial	96.9%	98.1%	(120)
Office	90.0%	90.8%	(80)
Total Same-Store Economic Occupancy	92.2%	93.0%	(80)

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 10 – NOI and Same-Store NOI by Type

(amounts in thousands; unaudited)

NOI
	Three Months Ended December 31,		Percentage Change	Q4 2021 as a % of NOI	Q4 2020 as a % of NOI
	2021	2020
Retail	$18,136	$12,381	46.5%	63.0%	57.3%
Industrial	5,180	4,386	18.1%	18.0%	20.3%
Ground	4,420	3,988	10.8%	15.3%	18.5%
Office	1,066	857	24.4%	3.7%	3.9%
Total Hawai‘i Portfolio	$28,802	$21,612	33.3%	100.0%	100.0%
Other	1	—	NM	—%	—%
Total CRE Portfolio	$28,803	$21,612	33.3%	100.0%	100.0%

Same-Store NOI
	Three Months Ended December 31,		Percentage Change	Q4 2021 as a % of SS NOI	Q4 2020 as a % of SS NOI
	2021	2020
Retail	$17,439	$11,849	47.2%	62.3%	56.3%
Industrial	5,132	4,386	17.0%	18.4%	20.9%
Ground	4,326	3,933	10.0%	15.5%	18.7%
Office	1,066	857	24.4%	3.8%	4.1%
Total CRE Portfolio	$27,963	$21,025	33.0%	100.0%	100.0%

NOI
	Year Ended December 31,		Percentage Change	2021 as a % of NOI	2020 as a % of NOI
	2021	2020
Retail	$69,544	$56,162	23.8%	62.8%	59.6%
Industrial	19,480	17,975	8.4%	17.6%	19.1%
Ground	17,565	16,254	8.1%	15.9%	17.2%
Office	4,136	3,919	5.5%	3.7%	4.1%
Total Hawai‘i Portfolio	$110,725	$94,310	17.4%	100.0%	100.0%
Other	10	(6)	NM	—%	—%
Total CRE Portfolio	$110,735	$94,304	17.4%	100.0%	100.0%

Same-Store NOI
	Year Ended December 31,		Percentage Change	2021 as a % of SS NOI	2020 as a % of SS NOI
	2021	2020
Retail	$66,882	$54,016	23.8%	62.1%	58.7%
Industrial	19,432	17,975	8.1%	18.0%	19.5%
Ground	17,373	16,036	8.3%	16.1%	17.4%
Office	4,124	3,921	5.2%	3.8%	4.3%
Total CRE Portfolio	$107,811	$91,948	17.3%	100.0%	100.0%

Changes in Same-Store portfolio as it relates to the comparable prior period and the current period are as follows:

Dispositions		Additions
Date	Property	Date	Property
2/21	Residual Maui land	1/21	Home Depot Iwilei
11/21	Residual Maui land	1/21	Kapolei Business Park West
		1/21	Kapolei Enterprise Center
		1/21	Waipouli Town Center
		1/21	Queens' Marketplace
		1/21	Pu'unene Shopping Center

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 11 – Improved Property Report

(dollars in thousands; unaudited)

	Property		Island	Year Built/ Renovated	Current GLA (SF)	Leased / Economic Occupancy		ABR	ABR PSF	2021 NOI	2021 % NOI to Improved Portfolio NOI	Retail Anchor Tenants
	Retail:
1	Pearl Highlands Center		Oahu	1992-1994	411,400	99.8%	95.3%	$10,528	$26.86	$9,989	10.7%	Sam's Club, Regal Cinemas, 24 Hour Fitness, Ulta Salon
2	Kailua Retail		Oahu	1947-2014	326,200	96.1%	94.6%	11,056	36.10	11,476	12.3%	Whole Foods Market, Foodland, CVS/Longs Drugs, Ulta Salon
3	Laulani Village		Oahu	2012	175,800	96.6%	96.6%	6,542	38.56	6,237	6.7%	Safeway, Ross, Walgreens, Petco
4	Waianae Mall		Oahu	1975	170,800	94.6%	82.9%	3,317	23.65	2,745	3.0%	CVS/Longs Drugs, City Mill
5	Manoa Marketplace		Oahu	1977	142,900	90.6%	87.2%	4,240	34.23	4,017	4.3%	Safeway, CVS/Longs Drugs
6	Queens' MarketPlace		Hawai‘i Island	2007	134,000	85.4%	83.5%	3,517	39.08	3,956	4.3%	Island Gourmet Market
7	Kaneohe Bay Shopping Center (Leasehold)		Oahu	1971	125,400	98.6%	96.6%	3,125	25.80	2,672	2.9%	Safeway, CVS/Longs Drugs
8	Hokulei Village		Kauai	2015	119,200	99.2%	99.2%	4,301	36.39	4,127	4.4%	Safeway, Petco
9	Pu‘unene Shopping Center		Maui	2017	118,000	70.9%	68.1%	3,885	48.35	3,812	4.1%	Planet Fitness, Petco, Ulta Salon, Target (shadow-anchored)
10	Waipio Shopping Center		Oahu	1986, 2004	113,800	100.0%	99.3%	3,426	30.31	3,708	4.0%	Foodland
11	Aikahi Park Shopping Center		Oahu	1971	97,500	92.4%	91.7%	3,011	33.63	2,552	2.7%	Safeway
12	Lanihau Marketplace		Hawai‘i Island	1987	88,300	97.1%	93.8%	1,587	19.16	1,592	1.7%	Sack N Save, CVS/Longs Drugs
13	The Shops at Kukui‘ula		Kauai	2009	85,900	89.5%	80.7%	2,608	45.48	1,699	1.8%	CVS/Longs Drugs, Eating House
14	Ho‘okele Shopping Center	(1)	Maui	2019	71,400	96.1%	88.0%	2,503	39.84	2,659	2.9%	Safeway
15	Kunia Shopping Center		Oahu	2004	60,600	98.3%	93.9%	2,017	39.88	2,041	2.2%
16	Waipouli Town Center		Kauai	1980	56,600	35.0%	35.0%	430	21.73	297	0.3%	Autozone
17	Lau Hala Shops		Oahu	2018	46,300	100.0%	100.0%	2,400	51.87	1,810	2.0%	UFC Gym, Down to Earth
18	Kahului Shopping Center		Maui	1951	45,900	93.7%	93.7%	725	16.85	312	0.3%
19	Napili Plaza		Maui	1991	45,600	87.1%	83.9%	1,148	31.00	979	1.1%	Napili Market
20	Gateway at Mililani Mauka		Oahu	2008, 2013	34,900	95.4%	87.7%	1,802	58.93	2,071	2.2%	CVS/Longs Drugs (shadow-anchored)
21	Port Allen Marina Center		Kauai	2002	23,600	96.0%	96.0%	645	28.52	671	0.7%
22	The Collection		Oahu	2017	5,900	72.9%	72.9%	249	57.91	119	0.1%
	Subtotal – Retail				2,500,000	93.1%	89.9%	$73,062	$33.19	$69,541	74.7%
	Industrial:
23	Komohana Industrial Park		Oahu	1990	238,300	100.0%	100.0%	$3,392	$14.24	$5,629	6.0%
24	Kaka‘ako Commerce Center		Oahu	1969	201,900	93.3%	93.3%	2,758	14.64	2,209	2.4%
25	Waipio Industrial		Oahu	1988-1989	158,400	100.0%	100.0%	2,586	16.33	2,529	2.7%
26	Opule Industrial		Oahu	2005-2006, 2018	151,500	100.0%	100.0%	2,462	16.25	2,496	2.7%
27	P&L Warehouse		Maui	1970	104,100	100.0%	100.0%	1,569	15.07	1,567	1.7%
28	Kapolei Enterprise Center		Oahu	2019	93,000	100.0%	100.0%	1,580	16.98	1,603	1.7%
29	Honokohau Industrial		Hawai‘i Island	2004-2006, 2008	86,500	98.0%	98.0%	1,237	14.60	1,334	1.4%
30	Kailua Industrial/Other		Oahu	1951-1974	69,000	92.1%	92.1%	1,170	18.86	835	0.9%
31	Port Allen		Kauai	1983, 1993	64,600	84.8%	84.8%	615	12.00	630	0.7%
32	Harbor Industrial		Maui	1930	51,100	86.7%	86.7%	545	12.31	599	0.6%
33	Kahai Street Industrial	(1)	Oahu	1973	27,900	100.0%	100.0%	333	11.94	48	0.1%
	Subtotal – Industrial				1,246,300	97.0%	97.0%	$18,247	$15.16	$19,479	20.8%

	Property	Island	Year Built/ Renovated	Current GLA (SF)	Leased / Economic Occupancy		ABR	ABR PSF	2021 NOI	2021 % NOI to Improved Portfolio NOI	Retail Anchor Tenants
	Office:
34	Kahului Office Building	Maui	1974	59,100	91.3%	89.7%	$1,565	$29.50	$1,675	1.8%
35	Gateway at Mililani Mauka South	Oahu	1992, 2006	37,100	97.8%	97.8%	1,679	46.23	1,669	1.8%
36	Kahului Office Center	Maui	1991	33,400	85.7%	82.0%	747	27.25	649	0.7%
37	Lono Center	Maui	1973	13,700	89.5%	89.5%	341	27.89	132	0.1%
	Subtotal – Office			143,300	91.5%	90.0%	$4,332	$33.58	$4,125	4.4%
	Total – Hawai‘i Improved Portfolio			3,889,600	94.3%	92.2%	$95,641	$27.06	$93,145	99.9%

(1) Property is currently not included in the Same-Store pool.

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 12 – Ground Lease Report

(dollars in thousands; unaudited)

	Property Name (1)		Location (City, Island)	Acres	Property Type	Exp. Year	Current ABR	2021 NOI	Next Rent Step	Step Type	Next ABR ($ in $000)	Previous Rent Step	Previous Step Type	Previous ABR ($ in $000)
1	Owner/Operator		Kapolei, Oahu	36.4	Industrial	2025	$3,110	$3,110	2022	Fixed Step	$3,203	2021	Fixed Step	$2,328
2	Windward City Shopping Center		Kaneohe, Oahu	15.4	Retail	2035	2,800	2,794	2023	FMV Reset	FMV	2017	Fixed Step	2,100
3	Owner/Operator		Honolulu, Oahu	9.0	Retail	2045	2,075	2,075	2025	Fixed Step	2,283	2020	Fixed Step	1,886
4	Kaimuki Shopping Center		Honolulu, Oahu	2.8	Retail	2040	1,728	1,724	2022	Fixed Step	2,039	2020	FMV Reset	1,344
5	S&F Industrial		Pu'unene, Maui	52.0	Heavy Industrial	2059	1,275	1,383	2024	Fixed Step	1,433	2019	Fixed Step	751
6	Owner/Operator		Kaneohe, Oahu	3.7	Retail	2048	990	989	2023	Fixed Step	1,059	2018	Option	694
7	Windward Town and Country Plaza I		Kailua, Oahu	3.4	Retail	2062	753	754	2022	Fixed Step	963	2012	FMV Reset	160
8	Windward Town and Country Plaza II		Kailua, Oahu	2.2	Retail	2062	485	486	2022	Fixed Step	621	2012	FMV Reset	485
9	Owner/Operator		Kailua, Oahu	1.9	Retail	2034	450	371	2024	Fixed Step	470	2019	*Negotiated	641
10	Owner/Operator		Honolulu, Oahu	0.5	Retail	2028	366	366	2022	Fixed Step	375	2021	Fixed Step	357
11	Owner/Operator		Honolulu, Oahu	0.5	Parking	2023	339	333	2022	Fixed Step	349	2021	Fixed Step	329
12	Owner/Operator	(2)(3)	Honolulu, Oahu	0.7	Industrial	—	296	40	—	—	—	2020	Fixed Step	296
13	Owner/Operator		Kahului, Maui	0.8	Retail	2026	257	251	2022	Fixed Step	264	2021	Fixed Step	249
14	Seven-Eleven Kailua Center		Kailua, Oahu	0.9	Retail	2033	253	253	2022	Fixed Step	258	2021	Fixed Step	248
15	Owner/Operator		Kailua, Oahu	1.2	Retail	2022	237	219	—	—	—	2013	FMV Reset	120
16	Owner/Operator		Kahului, Maui	0.8	Industrial	2025	218	215	2022	Fixed Step	228	2021	Option	209
17	Pali Palms Plaza		Kailua, Oahu	3.3	Office	2037	200	256	2022	FMV Reset	FMV	2012	*Negotiated	259
18	Owner/Operator		Kahului, Maui	0.5	Retail	2029	184	275	2022	Fixed Step	190	2021	Fixed Step	179
19	Owner/Operator		Kailua, Oahu	0.4	Retail	2022	166	166	2022	Fixed Step	174	2021	Fixed Step	158
20	Owner/Operator		Kahului, Maui	0.4	Retail	2027	158	275	2022	Fixed Step	181	2017	*Negotiated	128
	Remainder		Various	6.6	Various	Various	1,137	1,230	Various	Various	—	—	—	—
	Total - Ground Leases			143.4			$17,477	$17,565

	(1) Excludes intercompany ground leases, which are eliminated in the consolidated results of operations.
	(2) Ground lease is currently not included in the Same-Store pool.
	(3) Represents the acquisition of 228 Kalihi Street in October 2021.

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 13 – Top 10 Tenants Ranked by ABR

(dollars in thousands; unaudited)

Tenant[1]	Number of Leases	ABR	% of Total Improved Portfolio ABR	GLA (SF)	% of Total Improved Portfolio GLA
Albertsons Companies (including Safeway)	7	$7,425	7.8%	286,024	7.3%
Sam's Club	1	3,308	3.5%	180,908	4.6%
CVS Corporation (including Longs Drugs)	6	2,752	2.9%	150,411	3.9%
Foodland Supermarket & related companies	7	2,097	2.1%	113,725	2.9%
Ross Dress for Less	2	1,992	2.0%	65,484	1.7%
Coleman World Group	2	1,889	2.0%	115,495	3.0%
GP/RM Prestress, LLC[2]	1	1,636	1.7%	N/A	N/A
24 Hour Fitness USA	1	1,513	1.6%	45,870	1.2%
Ulta Salon, Cosmetics, & Fragrance, Inc.	3	1,508	1.6%	33,985	0.9%
Petco Animal Supplies Stores	3	1,358	1.4%	34,282	0.9%
Total	33	$25,478	26.6%	1,026,184	26.4%

[1] The table excludes ground leases as such leases would not be comparable from a GLA perspective.
[2] The leased premises in the GP/RM Prestress, LLC lease includes warehouse and yard space. Due to the yard space, GLA is not presented due to lack of comparability.

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 14 – Lease Expiration Schedule
As of December 31, 2021

(dollars in thousands; unaudited)

Total Improved Portfolio
Expiration Year	Number of Leases	Square Footage of Expiring Leases	% of Total Improved Portfolio Leased GLA	ABR Expiring	% of Total Improved Portfolio Expiring ABR
2022	194	456,849	12.5%	$12,474	11.4%
2023	155	355,828	9.8%	10,458	9.6%
2024	127	589,916	16.2%	16,097	14.7%
2025	70	520,218	14.3%	12,647	11.6%
2026	70	256,427	7.0%	7,846	7.2%
2027	35	172,345	4.7%	5,523	5.1%
2028	42	233,230	6.4%	9,435	8.6%
2029	35	172,847	4.7%	8,339	7.6%
2030	18	144,363	4.0%	4,025	3.7%
Thereafter	40	520,578	14.2%	17,472	16.1%
Month-to-month	139	226,126	6.2%	4,835	4.4%
Total	925	3,648,727	100.0%	$109,151	100.0%

Retail Portfolio
Expiration Year	Number of Leases	Square Footage of Expiring Leases	% of Total Retail Leased GLA	ABR Expiring	% of Total Retail Expiring ABR
2022	123	225,642	9.8%	$8,641	10.3%
2023	109	216,361	9.4%	8,378	10.0%
2024	82	393,490	17.0%	12,278	14.6%
2025	58	330,971	14.3%	9,292	11.0%
2026	54	69,050	3.0%	4,031	4.8%
2027	31	91,010	3.9%	3,777	4.5%
2028	38	188,322	8.2%	8,493	10.1%
2029	32	155,386	6.7%	7,710	9.2%
2030	14	62,048	2.7%	2,132	2.5%
Thereafter	38	508,328	22.0%	17,085	20.2%
Month-to-month	75	68,981	3.0%	2,373	2.8%
Total	654	2,309,589	100.0%	$84,190	100.0%

Industrial Portfolio
Expiration Year	Number of Leases	Square Footage of Expiring Leases	% of Total Industrial Leased GLA	ABR Expiring	% of Total Industrial Expiring ABR
2022	58	206,682	17.0%	$3,192	15.8%
2023	39	131,378	10.9%	1,830	9.0%
2024	31	159,397	13.2%	2,634	13.0%
2025	10	182,059	15.1%	3,102	15.3%
2026	12	170,061	14.1%	2,864	14.2%
2027	1	75,824	6.3%	1,438	7.1%
2028	1	40,505	3.4%	793	3.9%
2029	2	8,431	0.7%	176	0.9%
2030	1	74,990	6.2%	1,623	8.0%
Thereafter	2	12,250	0.9%	388	2.0%
Month-to-month	58	147,297	12.2%	2,185	10.8%
Total	215	1,208,874	100.0%	$20,225	100.0%

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 15 – New & Renewal Lease Summary
As of December 31, 2021

(unaudited)

						Comparable Leases Only[1]
Total - New and Renewal Leases[3]	Leases	GLA	New ABR/SF	TI / SF	Wtd Ave Lease Term (Years)	Leases	GLA	New ABR/SF	Old ABR/SF	Rent Spread[2]
4th Quarter 2021	65	162,481	$29.60	$1.97	3.8	39	98,615	$30.01	$28.49	5.4%
3rd Quarter 2021	80	220,692	$26.81	$2.73	3.1	46	128,832	$26.90	$26.28	2.3%
2nd Quarter 2021	75	145,851	$29.62	$8.35	5.3	29	55,142	$32.75	$29.37	11.5%
1st Quarter 2021	51	121,571	$23.99	$6.67	2.3	26	77,333	$22.20	$21.87	1.5%
Trailing four quarters	271	650,595	$27.61	$4.54	3.6	140	359,922	$27.64	$26.41	4.6%

Total - New Leases	Leases	GLA	New ABR/SF	TI / SF	Wtd Ave Lease Term (Years)	Leases	GLA	New ABR/SF	Old ABR/SF	Rent Spread[2]
4th Quarter 2021	18	48,748	$23.01	$3.70	7.2	8	11,723	$29.85	$27.10	10.1%
3rd Quarter 2021	34	90,935	$27.16	$5.50	3.7	10	47,713	$21.85	$20.10	8.7%
2nd Quarter 2021	32	54,861	$28.05	$20.36	9.2	7	8,831	$26.68	$25.82	3.3%
1st Quarter 2021	11	15,798	$37.89	$48.90	5.2	4	5,286	$29.11	$23.64	23.2%
Trailing four quarters	95	210,342	$27.24	$12.22	6.1	29	73,553	$24.23	$22.16	9.3%

Total - Renewal Leases[3]	Leases	GLA	New ABR/SF	TI / SF	Wtd Ave Lease Term (Years)	Leases	GLA	New ABR/SF	Old ABR/SF	Rent Spread[2]
4th Quarter 2021	47	113,733	$32.42	$1.23	2.3	31	86,892	$30.04	$28.67	4.8%
3rd Quarter 2021	46	129,757	$26.56	$0.79	2.6	36	81,119	$29.87	$29.92	(0.2)%
2nd Quarter 2021	43	90,990	$30.57	$1.10	2.9	22	46,311	$33.91	$30.05	12.8%
1st Quarter 2021	40	105,773	$21.92	$0.37	1.9	22	72,047	$21.69	$21.74	(0.2)%
Trailing four quarters	176	440,253	$27.79	$0.86	2.4	111	286,369	$28.52	$27.51	3.7%

	Three Months Ended December 31, 2021					Year Ended December 31, 2021
	Leases	GLA	ABR/SF	Rent Spread[2]		Leases	GLA	ABR/SF	Rent Spread[2]
Retail	44	65,840	$43.64	5.6%	Retail	185	310,263	$38.93	5.2%
Industrial	14	77,383	$15.50	4.7%	Industrial	68	304,191	$14.99	4.1%
Office	7	19,258	$38.23	5.8%	Office	18	36,141	$36.62	3.0%
1 Per Glossary of Terms, Comparable Leases are either renewals (executed for the same units) or new leases (executed for units that have been vacated in the previous 12 months) for comparable space and comparable lease terms. Expansions, contractions and strategic short-term renewals are excluded from the Comparable Lease pool.
2 Rent Spread is calculated for Comparable Leases, a subset of the total population of leases for the period presented.
3 During the first, second, third and fourth quarters of 2021, there were 15, 16, 3 and 15 COVID-related lease modification extensions, respectively, included in the totals herein (generally shorter-term, in nature). Note that, by definition, only extensions that cover comparable space and comparable lease terms are included in the Comparable Lease pool.

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 16 – Portfolio Repositioning, Redevelopment & Development Summary
As of December 31, 2021

(dollars in millions; unaudited)

										Leasing Activity
Project	Phase	Target In-service	Target Stabilization	Book Value of Land & Related Costs	Total Estimated Project Capital Costs	Project Capital Costs Incurred to Date	Estimated Incremental Stabilized Cash NOI	Estimated Stabilized Yield on Total Project Capital Costs	Projected GLA (SF)	% Leased	% Under Letter of Intent	Total
Redevelopment
Aikahi Park Shopping Center	Construction	2Q2022	4Q2022	N/A	$18.0 - $18.8	$14.8	$1.5 - $1.7	8.2 - 9.0%	98,000	92.4%	2.0%	94.4%

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 17 – Transactional Activity (2020 - 2021)

(dollars in millions; unaudited)

Dispositions
Property	Type	Location	Date (Month/Year)	Sales Price	GLA (SF)
The Collection (Suites 2 & 3)	Retail	Oahu, HI	2/20	$6.0	6,100
Residual Maui land	Land	Maui, HI	2/21	0.3	N/A
Residual Maui land	Land	Maui, HI	11/21	2.7	N/A
Total				$9.0	6,100

Acquisitions
Property	Type	Location	Date (Month/Year)	Purchase Price	GLA (SF)
228 Kalihi Street	Ground Lease	Oahu, HI	10/21	$4.4	N/A
Kahai Street Industrial	Industrial	Oahu, HI	10/21	6.4	27,900
Total				$10.8	27,900

Land Operations

Alexander & Baldwin, Inc.
Land Operations
Table 18 – Statement of Operating Profit and EBITDA

(amounts in millions; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Development sales revenue	$4.8	$—	$16.0	$7.9
Unimproved/other property sales revenue	29.4	6.0	41.3	9.7
Other operating revenue[1]	7.2	5.2	22.6	21.1
Total Land Operations operating revenue	$41.4	$11.2	$79.9	$38.7
Land operations operating costs and expenses[2]	(16.0)	(7.4)	(39.4)	(31.4)
Selling, general and administrative	(1.0)	(1.3)	(3.8)	(4.9)
Gain (loss) on disposal of assets, net	—	—	0.1	8.9
Earnings (loss) from joint ventures	9.1	1.0	20.4	4.6
Interest and other income (expense), net	(0.4)	0.3	(1.8)	(0.5)
Total Land Operations operating profit (loss)	$33.1	$3.8	$55.4	$15.4

[1] Other operating revenue includes revenue related to trucking, renewable energy and diversified agriculture.
[2] Includes intersegment operating charges primarily from CRE that are eliminated in the consolidated results of operations.

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Land Operations Operating Profit (Loss)	$33.1	$3.8	$55.4	$15.4
Land Operations depreciation and amortization	0.3	0.3	1.1	1.5
Land Operations EBITDA	$33.4	$4.1	$56.5	$16.9

Alexander & Baldwin, Inc.
Land Operations
Table 19 – Key Active Development-for-sale Projects and Investments
As of December 31, 2021

(dollars in millions, except per square foot and per unit amounts; unaudited)

														Construction Timing		Sales Closing Timing
Project	Location	Product Type	Est. Economic Interest	Planned Units or Saleable Acres	Avg Size of Remaining Units (SF) or Lots (Acres)	Units/ Acres Closed	Unit/ Acres Remaining	Target Sales Price Range per SF/per Unit for Remaining	Est. Total Project/ Investment Cost[1]	A&B Projected Capital Commitment[2]	Total Project Costs Incurred to Date	A&B Gross Investment (Life to Date)	A&B Net Book Value	Start / Est. Start	Est. Substantial Completion	Start / Est. Start	Est. End
Maui Business Park (Phase II)	Kahului, Maui	Light industrial lots	100%	116.7	1.1	59.3	57.4	$32-$55 per SF	$89	N/A	$65	$65	$25	2011	2021	2012	2030+

[1] Includes land cost at book value, including capitalized interest, but excluding sales commissions and closing costs.
[2] Includes land cost at contribution value and total expected A&B capital to be contributed. The estimate includes due diligence costs and capitalized interest, but excludes capital projected to be contributed by equity partners, third-party debt, and amounts expected to be funded from project cash flows and/or buyer deposits.

Alexander & Baldwin, Inc.
Land Operations
Table 20 – Landholdings at December 31, 2021

(in acres, unaudited)

Type	Kauai	Maui	Oahu	Total Acres
Land used in other operations	—	21	3	24
Urban land, not in active development/use
Urban Developable, with full or partial infrastructure	2	116	—	118
Urban Developable, with limited or no infrastructure	29	81	—	110
Urban Other	1	17	—	18
Subtotal - Urban land, not in active development/use	32	214	—	246
Agriculture-related
Agriculture/Other	6,152	4,296	75	10,523
Urban entitlement process	260	—	—	260
Conservation & preservation	12,487	355	509	13,351
Subtotal - Agriculture-related	18,899	4,651	584	24,134
Total Land Operations Landholdings	18,931	4,886	587	24,404

Materials & Construction

Alexander & Baldwin, Inc.
Materials & Construction
Table 21 – Statement of Operating Profit, EBITDA and Adjusted EBITDA

(dollars in millions; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Materials & Construction
Operating revenue	$37.3	$24.7	$126.2	$116.6
Operating costs and expenses	(34.7)	(23.4)	(118.9)	(106.8)
Selling, general and administrative	(3.9)	(3.0)	(15.2)	(15.0)
Intersegment operating charges, net[1]	(0.2)	—	(0.9)	(1.6)
Impairment of assets	(26.1)	—	(26.1)	(5.6)
Gain (loss) on disposal of assets, net	—	0.1	0.1	0.2
Income (loss) related to joint ventures	(3.8)	(0.4)	(2.9)	1.3
Interest and other income (expense), net	—	0.1	0.1	0.4
Operating Profit (Loss)[2]	$(34.3)	$(1.9)	$(40.5)	$(10.5)
Materials & Construction depreciation and amortization	2.7	2.6	10.8	10.8
Materials & Construction EBITDA	$(31.6)	$0.7	$(29.7)	$0.3
Impairment of assets related to Materials & Construction	26.1	—	26.1	5.6
Impairment of equity method investment related to Materials & Construction	2.9	—	2.9	—
Loss (income) attributable to noncontrolling interest	(0.1)	—	(0.4)	0.4
M&C Adjusted EBITDA	$(2.7)	$0.7	$(1.1)	$6.3

Other discrete items impacting the respective periods - income/(loss):
One-time charges related to the evaluation of strategic options for the Materials & Construction segment	$(0.1)	$(0.1)	$(0.3)	$(0.5)

	December 31, 2021	December 31, 2020
Backlog at period end[3]	$175.3	$126.7
Carrying value of Grace Pacific[4]	$103.2	$136.7
1 Primarily intersegment rent expense from leases with the CRE segment. Such operating charges (and also the related revenue recorded by the other segments) are eliminated in the consolidated results of operations.
2 Includes the results of GLP Asphalt, a 70%-owned, consolidated joint venture, and GPRM Prestress ("GPRM"), a 51% previously owned, consolidated joint venture that was disposed of at the end of Q2 2020.
3 Includes backlog from 50-percent-owned unconsolidated affiliates. Total joint venture backlog as of December 31, 2021 and December 31, 2020 was $34.8 million and $5.8 million, respectively.
4 Book value as of December 31, 2021 and 2020 of $110.1 million and $143.2 million, respectively, less redeemable noncontrolling interest of $6.9 million and $6.5 million, respectively.